Exhibit 99.1
hhgregg Announces Second Fiscal Quarter Operating Results
INDIANAPOLIS, November 8, 2016 - hhgregg, Inc. (NYSE: HGG) ("hhgregg" or the "Company") today announced operating results for the second fiscal quarter ended September 30, 2016.
Second Fiscal Quarter Summary

•	Net sales decreased 6.6% to $455 million compared to prior year second fiscal quarter. Online sales increased 35.5% compared to the prior year second fiscal quarter.

•	Comparable store sales decreased 6.4% compared to the prior year second fiscal quarter. Appliance comparable store sales increased 5.7%.

•	Gross margin increased to 28.7% compared to 28.5% in the prior year second fiscal quarter.

•
Net loss per diluted share was $0.66. Net loss per diluted share, as adjusted, was $0.51. In the prior year second fiscal quarter, net loss per diluted share was $0.37 and net loss per diluted share, as adjusted, was $0.35.

•	As of September 30, 2016, hhgregg had no outstanding debt.

“In the second fiscal quarter we continued to implement our strategic plan and to position hhgregg as the best option to purchase appliances, furniture and premium consumer electronics.  We successfully drove continued growth in appliances and furniture during the quarter, with stable gross margins, offset by continued decreases in the consumer electronics category. We also maintained a debt free balance sheet at quarter end.” said Bob Riesbeck, Chief Executive Officer.  Riesbeck continued, “We also experienced solid growth through our online channel. Our focus on the customer experience continues to reflect positively as we again saw increases in customer satisfaction scores. We are energized by the upcoming holiday season as we look to maintain our steady progress.”

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(unaudited, amounts in thousands, except share and per share data)	2016	2015	2016	2015
Net sales	$454,500	$486,876	$878,072	$927,939
Net sales % decrease	(6.6)%	(3.8)%	(5.4)%	(5.1)%
Comparable store sales % decrease (1)	(6.4)%	(3.5)%	(5.2)%	(4.8)%
Gross profit as a % of net sales	28.7%	28.5%	29.8%	29.4%
SG&A as a % of net sales	25.9%	23.3%	25.7%	24.2%
Net advertising expense as a % of net sales	4.8%	5.4%	5.1%	5.3%
Depreciation and amortization expense as a % of net sales	1.6%	1.7%	1.6%	1.8%
Asset impairment charges as a % of net sales	0.3%	—%	0.2%	—%
Loss from operations as a % of net sales	(3.8)%	(1.9)%	(2.7)%	(1.9)%
Net interest expense as a % of net sales	0.2%	0.1%	0.2%	0.1%
Net loss	$(18,377)	$(10,126)	$(25,604)	$(18,881)
Net loss, as adjusted (2)	$(14,133)	$(9,718)	$(19,875)	$(14,541)
Net loss per diluted share	$(0.66)	$(0.37)	$(0.92)	$(0.68)
Net loss per diluted share, as adjusted (2)	$(0.51)	$(0.35)	$(0.72)	$(0.53)
Adjusted EBITDA	$(6,146)	$(680)	(4,130)	3,451
Weighted average shares outstanding—diluted	27,801,470	27,707,978	27,771,530	27,694,169
Number of stores open at the end of period	221	227

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

(2)
Amounts are adjusted to exclude the asset impairment charges, impact of severance and personnel costs related to organizational changes related to our transformation efforts, consulting expenses paid to outside parties to assist with our transformation efforts, costs associated with our logistics optimization project and debt issuance costs written off with the June 2016 amendment to our Facility. See the attached reconciliation of non-GAAP measures to GAAP measures.

HIGHLIGHTS FOR THE SECOND FISCAL QUARTER
Revenue Highlights
The Company's net sales performance for the quarter was driven primarily by a comparable store sales decline. Net sales mix and comparable store sales percentage changes by product category for the three and six month periods ended September 30, 2016 and 2015 were as follows:

	Net Sales Mix Summary				Comparable Store Sales Summary
	Three Months Ended September 30,		Six Months Ended September 30,		Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Appliances	63%	56%	64%	57%	5.7%	0.8%	4.7%	(0.7)%
Consumer electronics (1)	30%	38%	30%	37%	(25.1)%	(10.2)%	(21.6)%	(12.3)%
Home products (2)	7%	6%	6%	6%	(0.7)%	4.4%	(0.3)%	7.8%
Total	100%	100%	100%	100%	(6.4)%	(3.5)%	(5.2)%	(4.8)%

(1)	Primarily consists of televisions, audio, personal electronics, computers and tablets and accessories.

(2)	Primarily consists of furniture and mattresses.
The Company's comparable store sales drivers for the three months ended September 30, 2016 are summarized below:

	Comparable Store Sales	Average Selling Price	Sales Unit Volume
Appliances	5.7%	Decrease	Increase
Consumer electronics (1)	(25.1)%	Increase	Decrease
Home products (2)	(0.7)%	Increase	Decrease
Total	(6.4)%
(1)Primarily consists of televisions, audio, personal electronics, computers and tablets and accessories.
(2)Primarily consists of furniture and mattresses.
Gross Margin Highlights
The Company's gross profit margin, expressed as gross profit as a percentage of net sales, increased for the three month period ended September 30, 2016 to 28.7% from 28.5% for the comparable prior year period.

•
The Company's increase in gross profit margin for the period was due to a favorable sales mix shift to product categories with higher gross profit margin rates, in addition to higher gross margin rates in consumer electronics offset by decreased gross margin rates in appliances and home products.

Cost Structure Highlights
The Company continues to manage its cost structure to align with its expected sales levels and to keep the Company positioned for EBITDA growth.

•
The decrease in advertising expense of $4.5 million in the second fiscal quarter was due to a reduction of gross advertising spend driven by continued efficiency and effectiveness in our advertising spend.

•	The increase in SG&A as a percentage of net sales to 25.9% from 23.3% for the three month comparable prior year period was primarily a result of:

▪	Increase of 103 basis points in delivery services primarily due to the increased number of deliveries in all categories due to free delivery promotions;

▪	Increase of 59 basis points in occupancy costs due to increased utilities and the deleveraging effect of net sales decline;

▪	Increase of 50 basis points for costs associated with our logistics optimization project; and

▪	Increase of 42 basis points in wages primarily due to the deleveraging effect of net sales decline.

•	In order to achieve greater profitability and reduce expenses, the Company closed all five stores in the under performing Wisconsin market.
Asset Impairment

The Company continues to invest in its store layouts to better showcase its selections of appliances, consumer electronics and home products. For certain locations that were previously evaluated and fully impaired due to declining sales and profitability, the Company performed another evaluation of these locations as of September 30, 2016. Twenty-two stores with an aggregate net book value of $2.1 million were reduced to an estimated aggregate fair value of $0.7 million based on their projected cash flows, discounted at 15%. This resulted in a non-cash asset impairment charge of $1.4 million for the three months ended September 30, 2016. The fair values were determined using a probability based cash flow analysis based on management's estimates of future store-level sales, gross margins, and direct expenses.

Teleconference and Webcast
hhgregg will be conducting a conference call later this morning to discuss operating results for the three months ended September 30, 2016, on Tuesday, November 8, 2016 at 9:00 a.m. (Eastern Time). Our call will be hosted by Robert Riesbeck, our President and CEO, Kevin Kovacs, our SVP, CFO and Lance Peterson, our Vice President, Finance and Planning.
Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 220 stores in 19 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to the Company’s financial performance, ability to manage costs, ability to execute the Company's 2017 initiatives, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute the Company's strategies and initiatives, particularly in returning the Company to profitable growth; the Company's ability to increase customer traffic and conversion; competition in the retail industry; the Company's ability to maintain a positive brand perception and recognition; the Company's ability to attract and retain qualified personnel; the Company's ability to maintain the security of customer, associate and Company information; rules, regulations, contractual obligations, compliance requirements and fees associated with accepting a variety of payment methods; the Company's ability to effectively achieve cost cutting initiatives; the Company's ability to generate strong cash flows to support its operating activities; the Company's relationships and operations of its key suppliers; the Company's ability to generate sufficient cash flows to recover the fair value of long-lived assets; the Company's ability to maintain and upgrade its information technology systems; the fluctuation of the Company's comparable store sales; the effect of general and regional economic and employment conditions on the Company's net sales; the Company's ability to meet financial performance guidance; disruption in the Company's supply chain; changes in trade regulation, currency fluctuations and prevailing interest rates; and the potential for litigation.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed May 19, 2016. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Lance Peterson, Vice President, Finance and Planning
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(In thousands, except share and per share data)
Net sales	$454,500	$486,876	$878,072	$927,939
Cost of goods sold	324,113	348,231	616,176	654,937
Gross profit	130,387	138,645	261,896	273,002
Selling, general and administrative expenses	117,626	113,479	225,735	224,583
Net advertising expense	21,763	26,254	44,632	49,308
Depreciation and amortization expense	7,068	8,391	14,046	16,760
Asset impairment charges	1,388	—	1,388	—
Loss from operations	(17,458)	(9,479)	(23,905)	(17,649)
Other expense (income):
Interest expense	936	649	1,721	1,239
Interest income	(17)	(2)	(22)	(7)
Total other expense	919	647	1,699	1,232
Loss before income taxes	(18,377)	(10,126)	(25,604)	(18,881)
Income taxes	—	—	—	—
Net loss	$(18,377)	$(10,126)	$(25,604)	$(18,881)
Net loss per share
Basic and diluted	$(0.66)	$(0.37)	$(0.92)	$(0.68)
Weighted average shares outstanding-basic and diluted	27,801,470	27,707,978	27,771,530	27,694,169

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AS A PERCENTAGE OF NET SALES)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	71.3	71.5	70.2	70.6
Gross profit	28.7	28.5	29.8	29.4
Selling, general and administrative expenses	25.9	23.3	25.7	24.2
Net advertising expense	4.8	5.4	5.1	5.3
Depreciation and amortization expense	1.6	1.7	1.6	1.8
Asset impairment charges	0.3	—	0.2	—
Loss from operations	(3.8)	(1.9)	(2.7)	(1.9)
Other expense (income):
Interest expense	0.2	0.1	0.2	0.1
Interest income	—	—	—	—
Total other expense	0.2	0.1	0.2	0.1
Loss before income taxes	(4.0)	(2.1)	(2.9)	(2.0)
Income taxes	—	—	—	—
Net loss	(4.0)	(2.1)	(2.9)	(2.0)
Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2016, MARCH 31, 2016 AND SEPTEMBER 30, 2015
(UNAUDITED)

	September 30, 2016	March 31, 2016	September 30, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash	$1,207	$3,703	$34,877
Accounts receivable—trade, less allowances of $6, $5 and $5 as of September 30, 2016, March 31, 2016 and September 30, 2015, respectively	12,697	11,106	11,556
Accounts receivable—other	21,999	14,937	14,383
Merchandise inventories, net	241,518	256,559	288,690
Prepaid expenses and other current assets	5,406	6,333	5,381
Income tax receivable	—	1,130	706
Total current assets	282,827	293,768	355,593
Net property and equipment	83,081	87,472	118,463
Deferred financing costs, net	2,314	1,257	1,526
Deferred income taxes	—	—	7,816
Other assets	3,081	2,855	2,905
Total long-term assets	88,476	91,584	130,710
Total assets	$371,303	$385,352	$486,303
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109,104	$107,474	$143,840
Line of credit	—	—	—
Customer deposits	48,487	43,235	50,851
Accrued liabilities	47,769	43,370	52,454
Deferred income taxes	—	—	7,816
Total current liabilities	205,360	194,079	254,961
Long-term liabilities:
Deferred rent	53,321	59,101	63,887
Other long-term liabilities	16,079	10,818	11,128
Total long-term liabilities	69,400	69,919	75,015
Total liabilities	274,760	263,998	329,976
Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2016, March 31, 2016 and September 30, 2015, respectively	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 41,302,642, 41,204,660 and 41,204,660 shares issued; and 27,805,960, 27,707,978 and 27,707,978 outstanding as of September 30, 2016, March 31, 2016, and September 30, 2015, respectively	4	4	4
Additional paid-in capital	305,118	304,325	303,300
Accumulated deficit	(58,351)	(32,747)	3,251
Common stock held in treasury at cost; 13,496,682 shares as of September 30, 2016, March 31, 2016, and September 30, 2015	(150,228)	(150,228)	(150,228)
Total stockholders’ equity	96,543	121,354	156,327
Total liabilities and stockholders’ equity	$371,303	$385,352	$486,303

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(UNAUDITED)

	Six Months Ended
	September 30, 2016	September 30, 2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(25,604)	$(18,881)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,046	16,760
Amortization of deferred financing costs	256	270
Stock-based compensation	835	1,684
Excess tax benefit from stock based compensation	126	—
Gain on sales of property and equipment	219	52
Asset impairment charges	1,388	—
Tenant allowances received from landlords	—	721
Changes in operating assets and liabilities:
Accounts receivable—trade	(1,591)	345
Accounts receivable—other	(7,062)	1,631
Merchandise inventories	15,041	(31,221)
Income tax receivable	1,130	4,620
Prepaid expenses and other assets	816	1,217
Accounts payable	12,104	29,461
Customer deposits	5,252	2,109
Accrued liabilities	4,357	5,667
Deferred rent	(5,780)	(4,068)
Other long-term liabilities	5,395	(747)
Net cash provided by operating activities	20,928	9,620
Cash flows from investing activities:
Purchases of property and equipment	(11,475)	(8,118)
Proceeds from sales of property and equipment	42	62
Purchases of corporate-owned life insurance	(115)	(78)
Net cash used in investing activities	(11,548)	(8,134)
Cash flows from financing activities:
Net (repayments) borrowings on inventory financing facility	(10,437)	2,990
Payment of financing costs	(1,439)	—
Net cash (used in) provided by financing activities	(11,876)	2,990
Net (decrease) increase in cash and cash equivalents	(2,496)	4,476
Cash and cash equivalents
Beginning of period	3,703	30,401
End of period	$1,207	$34,877
Supplemental disclosure of cash flow information:
Interest paid	$1,504	$966
Income taxes received	$(1,132)	$(4,600)
Capital expenditures included in accounts payable	$1,228	$665

The Company believes that the non-GAAP measures described below provide meaningful information to assist shareholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted net loss per diluted share, EBITDA, and Adjusted EBITDA are important indicators of its operations because they exclude items that may not be indicative of or are unrelated to its core operating results and provide a baseline for analyzing trends in our underlying businesses. Management makes standard adjustments for items such as non-cash asset impairments, consulting fees, severance costs, costs associated with its logistics optimization, store closure costs, as well as adjustments for other items that may arise during the period and have a meaningful impact on comparability.
The below information provides reconciliations from net loss, the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in U.S. (“GAAP”), to non-GAAP financial measures. The Company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the accompanying earnings release may differ from similar measures used by other companies.
EBITDA represents net loss before income tax expense, interest income, interest expense, depreciation and amortization. The Company has presented EBITDA because it considers it an important supplemental measure of its performance and believes it is frequently used by analysts, investors and other interested parties in the evaluation of companies in its industry. Management uses EBITDA as a measurement tool for evaluating its actual operating performance compared to budget and prior periods. EBITDA is not a measure of performance under US GAAP and should not be considered as a substitute for net loss prepared in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider these in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Some of the limitations of EBITDA measures are:

•	EBITDA does not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service interest payments on the Company's debt;

•	EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET LOSS, AS ADJUSTED AND
DILUTED NET LOSS PER SHARE, AS ADJUSTED,
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(Amounts in thousands, except share data)	2016	2015	2016	2015
Net loss as reported	$(18,377)	$(10,126)	$(25,604)	$(18,881)
Non-cash adjustments to net loss:
Asset impairment charges	1,388	—	1,388	—
Cash adjustments to net loss:
Severance and personnel costs (1)	762	—	1,425	—
Logistics optimization (2)	2,284	—	2,858	—
Other (3)	(190)	408	58	4,340
Net loss, as adjusted	$(14,133)	$(9,718)	$(19,875)	$(14,541)
Weighted average shares outstanding – Diluted	27,801,470	27,707,978	27,771,530	27,694,169
Net loss per diluted share as reported	$(0.66)	$(0.37)	$(0.92)	$(0.68)
Net loss per diluted share, as adjusted	$(0.51)	$(0.35)	$(0.72)	$(0.53)

(1)	Expenses incurred related to our organizational changes in our transformation efforts.

(2)	Includes consulting expenses, payroll expenses and retention bonuses for key employees assisting in the transition and pre-opening expenses for the new logistic facilities.

(3)
Current year consists deferred amortization fees written off with the June 2016 amendment to our Facility, costs incurred for the closing of stores including deferred rent written off and costs paid to consultants to assist with the Company's transformation. See breakout below. Prior year amounts are for costs paid to consultants to assist with the Company's transformation efforts.

	Three Months Ended	Six Months Ended
(Amounts in thousands)	September 30, 2016	September 30, 2016
Deferred Amortization Fees Written Off	$—	$126
Store Closing Costs	(274)	(274)
Consulting Costs	84	206
	$(190)	$58

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF EBITDA AND
ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(Amounts in thousands)	2016	2015	2016	2015

Net loss as reported	$(18,377)	$(10,126)	$(25,604)	$(18,881)
Adjustments:
Depreciation and amortization	7,068	8,391	14,046	16,760
Interest expense, net	919	647	1,699	1,232
Income tax expense	—	—	—	—
EBITDA	$(10,390)	$(1,088)	$(9,859)	$(889)
Non-cash asset impairment charges	1,388	—	1,388	—
Severance and personnel costs (1)	762	—	1,425	—
Logistics optimization (2)	2,284	—	2,858	—
Other (3)	(190)	408	58	4,340
Adjusted EBITDA	$(6,146)	$(680)	$(4,130)	$3,451

(1)	Expenses incurred related to our organizational changes in our transformation efforts.

(2)	Includes consulting expenses, payroll expenses and retention bonuses for key employees assisting in the transition and pre-opening expenses for the new logistic facilities.

(3)
Current year consists deferred amortization fees written off with the June 2016 amendment to our Facility, costs incurred for the closing of stores including deferred rent written off and costs paid to consultants to assist with the Company's transformation. See breakout below. Prior year amounts are for costs paid to consultants to assist with the Company's transformation efforts.

	Three Months Ended	Six Months Ended
(Amounts in thousands)	September 30, 2016	September 30, 2016
Deferred Amortization Fees Written Off	$—	$126
Store Closing Costs	(274)	(274)
Consulting Costs	84	206
	$(190)	$58

HHGREGG, INC. AND SUBSIDIARIES
Store Count by Quarter for Fiscal Years 2015, 2016 and 2017
(Unaudited)

	FY2015				FY2016				FY2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Beginning Store Count	228	229	228	228	228	227	227	227	226	226
Store Openings	1	—	—	—	1	—	—	—	—	—
Store Closings	—	(1)	—	—	(2)	—	—	(1)	—	(5)
Ending Store Count	229	228	228	228	227	227	227	226	226	221
Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.